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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 5, 2001



                                XATA CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         MINNESOTA                    0-27166                  41-1641815
----------------------------    --------------------      ----------------------
(State of other jurisdiction    (Commision File No.)         (IRS Employer
     of incorporation)                                    Identification Number)



           151 EAST CLIFF ROAD, SUITE 10, BURNSVILLE, MINNESOTA 55337
           ----------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (952) 894-3680

              (Former name, former address and former fiscal year,
                       if changed since last report): N/A


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ITEM 5.    OTHER EVENTS

Private Investment

         On July 5, 2001, John Deere Special Technologies Group, Inc. ("JDSTG") purchased 1,314,060 shares of common stock of XATA Corporation ("XATA" or the "Company") from XATA at a price of $3.805 per share, for gross proceeds of approximately $5 million. The Company intends to use the proceeds for new product marketing, product development, working capital and general corporate purposes

         The purchase of shares from the Company is the second of a series of four investments that may be made by JDSTG pursuant to the terms of a Stock Purchase Agreement dated August 30, 2000, as amended by Amendment No. 1 dated October 31, 2000 and Side Agreement dated December 28, 2000. JDSTG now holds approximately 31% of the outstanding common stock of the Company.

         Additionally, JDSTG has an option to convert a five-year promissory note with the Company, in the original principal amount of $1,000,000, to common stock between August 1, 2001 and August 1, 2002, and an option, exercisable any time prior to December 31, 2002, to purchase up to 1,202,940 shares of common stock. The conversion price of the note is $3.805 per share. The exercise price of the option is 82% of the average daily bid and asked prices for the common stock, as reported on the Nasdaq SmallCap Market, during the 30 days preceding exercise.

Change in Chairman of Board

         Effective July 5, 2001, Richard L. Bogen replaces Stephen A Lawrence as chairman of the Board of Directors. Mr. Lawrence will remain a member of the Board.

One-Time Charge

         The Company recognized a one-time charge of approximately $400,000 in the Company's third quarter ended June 30, 2001 to write off its Desktop Dispatch Pro (DDPro) product. Due to this write-off, increased levels of new product development expenditures, and new product customer test support costs, the Company expects to report a loss for both its third quarter and for its fiscal year ending September 30, 2001. However, the Company expects to post record revenue for the fiscal year.


ITEM 7.    EXHIBITS


Exhibit No.                  Description
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99.1                         Press Release dated July 5, 2001.







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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  July 5, 2001                   XATA Corporation


                                       By: /s/  John G. Lewis
                                           -------------------------------------
                                                John G. Lewis, Chief Financial
                                                Officer (Principal accounting
                                                and financial officer)






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